EXHIBIT 99.1

                 WAIVER OF NOTICE OF SPECIAL MEETING
                                OF THE
                          BOARD OF DIRECTORS
                   OF TONG AH GLOBAL VENTURES CORP.

           We, the undersigned, being all of the Directors of the Corporation, hereby agree and consent that a special meeting of the Board of Directors of the Corporation be held on the date and time and at the place designated hereunder, and do hereby waive all notice whatsoever of such meeting and of any adjournment or adjournments thereof.

           We do further agree and consent that any and all lawful business may be transacted at such meeting or at any adjournment or adjournments thereof as may be deemed advisable by the Directors present thereat. Any business transacted at such meeting or at any adjournment or adjournments thereof shall be valid and legal and of the same force and effect as if such meeting or adjournment meeting were held after notice.

Place of Meeting:   1422 Chestnut Street, Suite 410, 4th Floor,
                    Philadelphia, PA 19102

Date of Meeting:    July 26, 2000

Time of Meeting:    10:00 a.m.

Purpose of Meeting: To Forward Split the stock (2 for 1).

Dated: July 26, 2000

                                            /s/ Michael C.W. Tay
                                            --------------------
                                            Michael C.W. Tay
                                            Director